Exhibit 99.1
For Further Information, Contact
Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS PURCHASES GUARDIAN PEST CONTROL
TO EXPAND GROWTH IN THE U.K.

ATLANTA, May 17, 2018 - Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, today announced that it has purchased the stock of Guardian Pest Control, operating in the United Kingdom.

Founded in 2002 by Adam Hawley and headquartered in Lincoln, Guardian has a distinguished history of providing pest control, legionella control and hygiene services to commercial customers throughout the midlands. Adam is a past president of the U.K. National Pest Technician Association and will stay on in a consulting role. His business partners, Glynn Hardy, Katie Ward, and Andrew Toone will remain to run the company’s operations.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins stated, “The acquisition of Guardian Pest Control will help us to continue to expand our footprint within the United Kingdom. Both Rollins and Guardian Pest Control share a culture of exceptional customer service and we are pleased that Adam and his team will remain with the company, and look forward to learning and sharing best practices.”

About Rollins
Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Orkin Australia, Waltham Services LLC., OPC Pest Services, PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.allpest.com.au, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expectation that Glynn Hardy, Katie Ward, and Andrew Toone will stay on to run Guardian Pest Control’s operations; that Adam Hawley will stay on with Guardian Pest Control in a consulting position, and that Guardian Pest Control will help Rollins continue to expand the footprint within the United Kingdom. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.
ROL-IR